STRUCTURED INVESTMENTS

Morgan Stanley Smith Barney

Free Writing Prospectus
Dated January 3, 2012
Registration Statement No. 333-178081
Filed Pursuant to Rule 433

Client Strategy Guide: January 2012 Offerings

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                   MorganStanley
                                                                     SmithBarney
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Table of Contents

Important Information Regarding Offering Documents........................page 3
Selected Features and Risk Disclosures....................................page 4
Structured Investments Spectrum...........................................page 5

Tactical Offerings
Offerings with terms of 18 months or less
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                                                                          page 6
 Enhanced Yield                                                           page 7
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 Leveraged Performance                                                    page 8
                                                                          page 9
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Strategic Offerings
Offerings with terms of more than 18 months
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Leveraged
Performance           Buffered PLUS(SM) based on the SandP 500([R]) Index
                      (SPX) by Morgan Stanley                            page 10
                      Trigger Jump Securities based on the SandP 500([R])
                      Index (SPX) by Morgan Stanley                      page 11
                      Buffered Jump Securities based on the iShares([R])
                      Dow Jones U.S. Real Estate Index Fund (IYR)
                      by Morgan Stanley                                  page 12
                      Trigger Jump Securities based on Gold (GOLDLNPM) by
                      Morgan Stanley                                     page 13
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 Market-Linked Notes and                                                 page 14
 Market-Linked Deposits -                                                page 15
 FDIC Insured
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Selected Risks and Considerations                                        page 16

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney

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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market
-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

[] For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on
                                                      the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market -linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market -Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance. Such features may include:
o Varying levels of exposure to potential capital appreciation or depreciation
o Returns based on a defined formula
o Variety of underlying assets, including equities, commodities, currencies and interest rates
o Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured
Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market -Linked Deposits -- FDIC Insured, Market -Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market -Linked Deposits -- FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.
     [] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market -Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market -Linked Notes do not have the benefit of FDIC insurance.
     [] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.
     [] May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.
     [] May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.
     [] May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.
     [] May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: January 2012 Offerings                             Page 9
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

Morgan Stanley Smith Barney

Client Strategy Guide: January 2012 Offerings Page 10

Opportunities in U.S. Equities

Leveraged Performance

Buffered PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview	• Leveraged exposure to an underlying index up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying index exceeds the buffer amount at maturity • May be appropriate for investors who anticipate moderate appreciation of the S&P 500® Index and are willing to forgo some upside exposure (in the form of less leverage and/or a lower maximum payment at maturity, compared to a Bull PLUS without a buffer) in exchange for limited protection against depreciation of the underlying index
Risk Considerations	✔ 90% of principal is at risk under the terms of the Buffered PLUS ✔ Full downside exposure to the S&P 500® Index beyond the buffer amount ✔ Appreciation potential is limited to the maximum payment at maturity ✔ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies, while providing limited protection against negative performance of the asset. Once the asset has decreased in value by more than a specified buffer amount, investors are exposed to the negative performance of the asset, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated and (i) if the closing price of the asset has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to a minimum payment at maturity. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	January , 2014 (approximately 2 years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value: $10 + the Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value but has decreased from the Initial Index Value by an amount *less than or equal to* the Buffer Amount of 10%: $10 • If the Final Index Value is *less than* the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the Buffer Amount of 10%: ($10 x Index Performance Factor) + $1 *This amount will be less than the Stated Principal Amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1 per Buffered PLUS at maturity.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	January , 2014, subject to postponement for non-trading days and certain market disruption events.
Index Performance Factor	Final Index Value / Initial Index Value
Maximum Payment at Maturity	$13.10 to $13.60 per Buffered PLUS (131% to 136% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Minimum Payment at Maturity	$1 per Buffered PLUS (10% of the Stated Principal Amount)
Issue Price/Stated Principal Amount	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – January 25, 2012.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2012

MorganStanley SmithBarney

Client Strategy Guide: January 2012 Offerings Page 11

Opportunities in U.S. Equities

Leveraged Performance

Trigger Jump Securities based on the S&P 500® Index (SPX)

Strategy Overview	• Opportunity to earn the greater of a fixed upside payment *and* a payment based on the performance of the S&P 500® Index if the S&P 500® Index has appreciated as of the valuation date • Limited protection against negative performance of the S&P 500® Index • May be appropriate for investors who anticipate a price appreciation of the S&P 500® Index and are seeking limited protection against loss of principal • The loss protection applies only if the S&P 500® Index closes at or above the specified downside threshold on the valuation date
Risk Considerations	✔ All principal is at risk under the terms of the Trigger Jump Securities ✔ Full downside exposure to the negative performance of the S&P 500® Index if the S&P 500® Index closes below the downside threshold on the valuation date ✔ Does not provide for current income; no interest payments

The Trigger Jump Securities offer the opportunity to earn a return based on the performance of the S&P 500® Index. Unlike ordinary debt securities, the Trigger Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the S&P 500® Index, as determined on the valuation date. If the underlying index appreciates at all on the valuation date, you will receive for each security that you hold at maturity a minimum of $3.30 to $3.70 in addition to the stated principal amount. If the underlying index appreciates by more than 33% to 37% on the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the underlying index. However, if the underlying index declines in value by more than 35% on the valuation date from its initial value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value from the initial index value. This amount will be less than $6.50 per security and could be zero. **Accordingly, investors may lose their entire initial investment in the securities.** The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	January , 2015 (approximately 3 years)
Payment at Maturity	• If the Final Index Value is greater than the Initial Index Value: $10 + the *greater* of (i) $10 × the Index Percent Change and (ii) the Upside Payment • If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to the Downside Threshold, meaning the value of the Underlying Index has remained unchanged or has declined by no more than 35% from the Initial Index Value: $10 • If the Final Index Value is less than the Downside Threshold, meaning the value of the Underlying Index has declined by more than 35% from the Initial Index Value: $10 × the Index Performance Factor *This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.*
Upside Payment	$3.30 to $3.70 per security (33% to 37% of the Stated Principal Amount), to be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold	65% of the Initial Index Value
Index Performance Factor	Final Index Value / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	January , 2015, subject to postponement for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – January 25, 2012.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: January 2012 Offerings                            Page 12
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Opportunities in U.S. Equities

Leveraged Performance     [] Buffered Jump Securities based on the iShares ([R])
                          Dow Jones U.S. Real Estate Index Fund (IYR)
Strategy
Overview            [] Opportunity to earn an enhanced return for any positive performance of the iShares ([R]) Dow Jones U.S. Real Estate
                    Index Fund observed at maturity Strategy
                    [] Provides a 10% buffer against a negative performance of the iShares ([R]) Dow Jones Overview U.S. Real Estate Index
                    Fund, if the outperformance return is negative
                    [] May be appropriate for investors who anticipate a price appreciation of the iShares ([R]) Dow Jones U.S. Real Estate
                    Index Fund with a limited buffer against depreciation of the underlying asset

Risk
Considerations      [] 90% of principal is at risk under the terms of the
                    Buffered Jump Securities Risk
                    [] Full downside exposure to any negative outperformance
                    return beyond the Considerations buffer amount of 10%
                    [] Does not provide for current income; no interest payments
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The Buffered Jump Securities offer the opportunity to earn a return based on the performance of the shares of the iShares[R] Dow Jones U.S. Real Estate
Index Fund. Unlike ordinary debt securities, the Buffered Jump Securities do not pay interest and provide for the minimum payment at maturity of only 10% of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the underlying shares, as determined on the valuation date. If the underlying shares appreciate at all on the valuation date, you will receive for each security that you hold at maturity an upside payment of $3.20 to $3.70 in addition to the stated principal amount. However, if the underlying shares decline in value by more than 10% on the valuation date from the initial value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. You could lose up to 90% of the stated principal amount of the securities. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.
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Issuer                    Morgan Stanley
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Underlying Shares         Shares of the iShares([R]) Dow Jones U.S. Real Estate
                          Index Fund (IYR)
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Maturity Date             January , 2014 (approximately 2 years)
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Payment at Maturity       []  If the Final Share Price is greater than the
                          Initial Share Price: $10 + the Upside Payment
                          []  If the Final Share Price is less than or equal to
                          the Initial Share Price but greater than or equal to
                          90% of the Initial Share Price, meaning the Final
                          Share Price has remained unchanged or has declined
                          from the Initial Share Price by an amount less than
                          or equal to the Buffer Amount of 10%: $10
                          []  If the Final Share Price is less than 90% of the
                          Initial Share Price, meaning the Final Share Price has
                          declined from the Initial Share Price by more than the
                          Buffer Amount of 10%: $10 x (Share Performance
                          Factor + 10%)
                          Because the Share Performance Factor will be less than
                          90% in this scenario, this amount will be less, and
                          potentially significantly less, than the Stated
                          Principal Amount of $10, subject to the minimum
                          payment at maturity of $1 per security.
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Upside Payment            $3.20 to $3.70 per security (32% to 37% of the Stated
                          Principal Amount). The actual Upside Payment will be
                          determined on the Pricing Date.
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Buffer Amount             10%
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Initial Share Price       The closing value of one Underlying Share on the
                          Pricing Date
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Final Share Price         The closing value of one Underlying Share on the
 such date                Valuation Date times the Adjustment Factor on
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Valuation Date            January , 2014, subject to postponement for
 events                   non-trading days and certain market disruption
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Adjustment Factor         1.0, subject to adjustment in the event of certain
                          events affecting the Underlying Shares
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Share Performance Factor  Final Share Price / Initial Share Price
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Issue Price/
Stated Principal          Amount $10 per security
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Listing                   The securities will not be listed on any securities
                          exchange.
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Expected Pricing Date(1)  This offering is expected to close for ticketing on
                           Wednesday -- January 25, 2012.
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(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: January 2012 Offerings                            Page 13
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Opportunities in Commodities

Leveraged Performance     [] Trigger Jump Securities based on Gold (GOLDLNPM)

Strategy
Overview            [] Opportunity to earn the greater of a fixed upside payment and a payment based on the performance of Gold if Gold has appreciated as of the valuation date Strategy [] Limited
                    protection against negative performance of Gold Overview
                    [] May be appropriate for investors who anticipate a price appreciation of Gold and are seeking limited protection
                    against loss of principal
                    [] The loss protection applies only if Gold closes at or
                    above the specified downside threshold on the valuation date

Risk
Considerations      [] All principal is at risk under the terms of the Trigger
                    Jump Securities Risk
                    [] Full downside exposure to the negative performance of
                    Gold if Gold Considerations closes below the downside
                    threshold on the valuation date
                    [] Does not provide for current income; no interest payments
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The Trigger Jump Securities offer the opportunity to earn a return based on the performance of gold. Unlike ordinary debt securities, the Trigger Jump
Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of gold, as determined on the valuation date. If the underlying commodity appreciates at all on the valuation date, you will receive for each security that you hold at maturity a minimum of $200 to $240 in addition to the stated principal amount.
If the underlying commodity appreciates by more than 20% to 24% on the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the underlying commodity. However, if the price of the underlying commodity declines by more than 35% on the valuation date from its initial price, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final commodity price from the initial commodity price. This amount will be less than $650 and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.
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Issuer                    Morgan Stanley
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Underlying Commodity      Gold (GOLDLNPM)
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Maturity Date             January , 2016 (approximately 4 years)
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Payment at Maturity       []  If the Final Commodity Price is greater than the
                          Initial Commodity Price: $1,000 + the  greater of (i)
                          $1,000 [] the Commodity Percent Change and (ii) the
                          Upside Payment
                          []  If the Final Commodity is less than or equal to
                          the Initial Commodity Price but greater than or equal
                          to the Downside Threshold, meaning the value of the
                          Underlying Commodity has remained unchanged or has
                          declined by no more than 35% from the
                          Initial Commodity Price: $10
                          []  If the Final Commodity Price is less than the
                          Downside Threshold, meaning the value of the
                          Underlying Commodity has declined by more than 35%
                          from the Initial Commodity Price: $10 [] the Commodity
                          Performance Factor
                          This amount will be less than the Stated Principal
                          Amount of $10, and will represent a loss of at least
                          35%, and possibly all, of your investment.
--------------------------------------------------------------------------------
Upside Payment            $200 to $240 per security (20% to 24% of the Stated
                          Principal Amount), to be determined on the Pricing
                          Date
--------------------------------------------------------------------------------
Commodity Percent Change  (Final Commodity Price -- Initial Commodity Price) /
                          Initial Commodity Price
--------------------------------------------------------------------------------
Downside Threshold        65% of the Initial Commodity Price
--------------------------------------------------------------------------------
Commodity Performance
Factor                    Final Commodity Price / Initial Commodity Price
--------------------------------------------------------------------------------
Initial Commodity Price   The commodity price on the Pricing Date, subject to
                          adjustment for non-trading days and certain  market
                          disruption events.
--------------------------------------------------------------------------------
Final Commodity Price     The commodity price on the Valuation Date, subject to
                          adjustment for non-trading days and certain market
                          disruption events.
--------------------------------------------------------------------------------
Valuation Date            January , 2016 subject to adjustment for non-trading
 events                   business days and certain market disruption
--------------------------------------------------------------------------------
Issue Price/
Stated Principal Amount   $1,000 per security
--------------------------------------------------------------------------------
Listing                   The securities will not be listed on any securities
                          exchange.
--------------------------------------------------------------------------------
Expected Pricing Date(1)  This offering is expected to close for ticketing on
                          Wednesday -- January 25, 2012.
--------------------------------------------------------------------------------
(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.
--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
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Client Strategy Guide: January 2012 Offerings                            Page 14
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: January 2012 Offerings                            Page 15
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                        [Page left intentionally blank]

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: January 2012 Offerings                            Page 16
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                                                               [GRAPHIC OMITTED]

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market -linked certificate of deposit, Structured
Investments are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley Smith Barney or any other broker dealer were not to make a market in
Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

                                                                   MorganStanley
                                                                     SmithBarney
--------------------------------------------------------------------------------
Client Strategy Guide: January 2012 Offerings                            Page 17
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                                                               [GRAPHIC OMITTED]

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

--------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012

MorganStanley SmithBarney

Client Strategy Guide: January 2012 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®" and "S&P 500® are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A.

Copyright © by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. January 2012